FOR IMMEDIATE RELEASE
Introgen Therapeutics Reports First Quarter 2007 Financial Results
AUSTIN, TX, May 4, 2007 — Introgen Therapeutics, Inc. (NASDAQ: INGN) announced today its financial results for the quarter ended March 31, 2007. The results were consistent with the Company’s expectations and guidance. The Company reported progress in both its research and development, manufacturing, clinical and regulatory programs.
During the quarter, Introgen used cash, cash equivalents and short-term investments of $5.6 million to conduct its ongoing operations. In addition, Introgen paid $1.6 million of previously accrued expenses related to its sales of common stock in 2006. Introgen’s cash, cash equivalents, marketable securities and short-term investments were $45.2 million at March 31, 2007.
Revenue was $322,000 for the quarter ended March 31, 2007, compared to revenue of $95,000 for the quarter ended December 31, 2006 and $225,000 for the quarter ended March 31, 2006. Operating expense was $6.4 million for the quarter ended March 31, 2007, compared to operating expenses of $7.6 million for the quarter ended December 31, 2006 and $8.8 million for the quarter ended March 31, 2006, which includes $1.3 million, $2.0 million and $2.2 million, respectively, of expense related to stock options primarily resulting from the implementation of Statement of Financial Accounting Standard No. 123R, “Share-Based Payments.”
Introgen reported a net loss of $5.6 million, or $0.13 per share, for the quarter ended March 31, 2007. These results compare to a net loss of $7.2 million, or $0.19 per share, for the previous quarter ended December 31, 2006 and a net loss of $8.2 million, or $0.22 per share, for the comparable quarter ended March 31, 2006.
Conference Call
The call will be held today, May 4, 2007, at 4:30 p.m. Eastern Time (3:30 p.m. Central Time). The call may be accessed through Introgen’s website at www.introgen.com. The call may also be accessed by dialing 1-877-616-4476 or 1-706-679-7372, conference ID number 5841811. For those unable to listen to the live broadcast, the call will be archived for replay on Introgen’s website.
Introgen Therapeutics, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted molecular therapies for the treatment of cancer and other diseases. Introgen is developing molecular therapeutics, immunotherapies, vaccines and nano-particle tumor suppressor therapies to treat a wide range of cancers using tumor suppressors, cytokines and genes. Introgen maintains integrated research, development, manufacturing, clinical and regulatory departments and operates multiple manufacturing facilities including a commercial scale cGMP manufacturing facility.
Statements in this release that are not strictly historical may be “forward-looking” statements, including those relating to Introgen’s future success with its research programs and clinical development program for treatment of cancer or other diseases and Introgen’s financial performance. The actual results may differ from those described in this release due to risks and uncertainties that exist in Introgen’s operations and business environment, including Introgen’s stage of product development and the limited experience in the development of gene-based drugs in general, dependence upon proprietary technology and the current competitive environment, history of operating losses and accumulated deficits, reliance on collaborative relationships, and uncertainties related to clinical trials, the safety and efficacy of Introgen’s product candidates, the ability to obtain the appropriate regulatory approvals, Introgen’s patent protection and market acceptance, as well as other risks detailed from time to time in Introgen’s filings with the Securities and Exchange Commission, including its filings on Form 10-K and Form 10-Q. Introgen undertakes no obligation to publicly release the results of any revisions to any forward-looking statements that reflect events or circumstances arising after the date hereof.
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Editor’s Note: For more information on Introgen Therapeutics, or for a menu of archived press releases, please visit Introgen’s website at www.introgen.com
Contact:
Introgen Therapeutics, Inc.
C. Channing Burke
(512) 708 9310 Ext. 322
Email: c.burke@introgen.com

INTROGEN THERAPEUTICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

	MARCH 31,	DECEMBER 31,
	2007	2006
	(Unaudited)
	(Thousands)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	$34,159	$41,345
MARKETABLE SECURITIES	11,004	6,957
OTHER CURRENT ASSETS	785	397
PROPERTY AND EQUIPMENT, NET	4,893	5,172
OTHER ASSETS	283	290

TOTAL ASSETS	$51,124	$54,161

ACCOUNTS PAYABLE, ACCRUALS AND OTHER CURRENT LIABILITIES	$6,336	$8,742
NOTES PAYABLE, NET OF CURRENT PORTION	7,305	7,448
OTHER LONG TERM LIABILITIES	712	923

TOTAL LIABILITIES	14,353	17,113

NON-CONTROLLING INTEREST IN CONSOLIDATED SUBSIDIARY	14	0
TOTAL STOCKHOLDERS’ EQUITY	36,757	37,048

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,124	$54,161

INTROGEN THERAPEUTICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	THREE MONTHS ENDED
	MARCH 31,
	2007	2006
	(Thousands except per share information.)
CONTRACT SERVICES, GRANT AND OTHER REVENUE	$322	$225

OPERATING EXPENSES:
RESEARCH AND DEVELOPMENT	3,175	5,046
GENERAL AND ADMINISTRATIVE	3,267	3,796

TOTAL OPERATING EXPENSES	6,442	8,842

LOSS FROM OPERATIONS	(6,120)	(8,617)
INTEREST INCOME, INTEREST EXPENSE AND OTHER INCOME, NET	517	398

LOSS BEFORE NON-CONTROLLING INTEREST IN CONSOLIDATED SUBSIDIARY	($5,603)	($8,219)

NON-CONTROLLING INTEREST IN CONSOLIDATED SUBSIDIARY	(14)	0

NET LOSS	(5,617)	(8,219)
NET LOSS PER SHARE, BASIC AND DILUTED	($0.13)	($0.22)

SHARES USED IN COMPUTING BASIC AND DILUTED NET LOSS PER SHARE	43,655	37,180